UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): June 8, 2020

NESCO HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana		46804
(Address of principal executive offices)		(Zip code)
(800) 252-0043
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2020, Nesco Holdings, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) appointed Joshua A. Boone to serve as the Company’s Chief Financial Officer, effective June 15, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Boone, age 40, previously served as chief financial officer, vice president of finance and secretary-treasurer of Patrick Industries, Inc. Prior to his role at Patrick Industries, Inc., Mr. Boone served as chief financial officer of Pretzels, Inc. from 2012 to 2014 and served in several leadership positions in finance and accounting at Brunswick Corporation from 2007 to 2012. There are no family relationships between Mr. Boone and any of the Company’s directors or executive officers.

The Company entered into an employment agreement with Mr. Boone in connection with his appointment as chief financial officer. Pursuant to the employment agreement, Mr. Boone will receive an annual base salary of $385,000 (increasing to $400,000 beginning January 1, 2021), a target bonus of 50%, with the payment amount based upon performance as determined by the Board, and an initial sign-on bonus of $100,000 to assist with Mr. Boone’s relocation to the Fort Wayne, IN area. In addition, Mr. Boone will receive an option to purchase 500,000 shares of the Company’s common stock (the “Options”) and 200,000 restricted stock units (the “RSUs”), in each case, which will vest annually in equal installments over four years. One half of the RSUs will be considered earned if the Company’s 10-day average closing stock price on the New York Stock Exchange (“10-Day Average”) equals or exceeds $6.00 per share and the second half of RSUs will be considered earned if the Company’s 10-Day Average equals or exceeds $10.00 per share, in each case, while Mr. Boone remains employed by the Company.

Mr. Boone’s agreement also provides that in the event of Mr. Boone’s termination of employment by the Company without cause or his resignation for good reason, then, subject to his execution of a release of claims against the Company, Mr. Boone is entitled to (i) continued base salary following such termination for (A) six months if such termination occurs prior to June 15, 2022, (B) nine months if such termination occurs between June 15, 2022 and June 15, 2023, and (C) twelve months if such termination occurs either on June 15, 2023 or thereafter or upon or following a change in control, (ii) payment of continued healthcare premiums during the time Mr. Boone receives continued base salary severance, (iii) accelerated vesting of any equity awards that vest solely based on service-based criteria and which are scheduled to vest within one year following such termination, and (iv) continued vesting eligibility for one year following such termination for any equity awards that vest based on performance-based criteria (clauses (iii) and (iv), the “Vesting Acceleration Benefit”). Under the agreement, in the event of Mr. Boone’s death or disability, the Company will provide Mr. Boone with a pro-rated portion of his annual bonus, determined based on the actual achievement of performance goals, and the Vesting Acceleration Benefit.

The foregoing description of the employment agreement with Mr. Boone is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Effective June 8, 2020, the Company and Bruce Heinemann agreed that Mr. Heinemann will not be continuing in his role as the Company’s Chief Financial Officer, effective June 15, 2020.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Company and Joshua A. Boone
99.1	Press release of Nesco Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 8, 2020	Nesco Holdings, Inc.

/s/ Bruce Heinemann
Bruce Heinemann Chief Financial Officer and Secretary
Chief Financial Officer and Secretary